Exhibit 23

Consent and Report of Independent Auditors

Board of Directors
Astronics Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Astronics Corporation of our report dated January 23, 2004, included in the 2003 Annual Report to Shareholders of Astronics Corporation.

Our audits also included the financial statement schedule of Astronics Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87463) pertaining to the Employee Stock Purchase Plan of Astronics Corporation of our report dated January 23, 2004, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-65141) filed with the Securities and Exchange Commission for the registration of 732,132 shares of Astronics Corporation common stock of our report dated January 23, 2004, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                                                /s/ Ernst & Young LLP

Buffalo, New York
March 26, 2004